Exhibit 28(c)




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 11-K



                         ------------------------------



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended January 1, 1995


                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number  1-3215

                         ------------------------------


                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES

                            (Full title of the Plan)


                               JOHNSON & JOHNSON
                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933


          (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.  Financial Statements and Exhibits

         Report of Independent Accountants

         Financial Statements:
           Balance Sheets as of December 31, 1994 and 1993

         Statements of Operations and Changes in Plan Equity for the years ended December 31, 1994 and 1993

         Notes to Financial Statements

         Supplemental Schedules:
           Schedule of Investments at December 31, 1994

           Schedule of 5% Reportable Transactions
           for the year ended December 31, 1994

           Schedule of Non-exempt Transactions for the year ended December 31, 1994


Consent of Coopers & Lybrand L.L.P., dated June 26, 1995


The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES



                                  By:  /s/ C. H. Johnson
                                       ------------------------
                                       C. H. Johnson
                                       Chairman, Pension Committee



June 28, 1995

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES

                                  -----------



                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                         as of and for the years ended
                           December 31, 1994 and 1993

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                                     INDEX

Report of Independent Accountants                                            2

Financial Statements:
   Balance Sheets as of December 31, 1994 and 1993                         3-4

   Statements of Operations and Changes in Plan
     Equity for the years ended  December 31, 1994 and 1993                5-6

   Notes to Financial Statements                                           7-12

Supplemental Schedules:
   Schedule of Investments at December 31, 1994                              13

   Schedule of 5% Reportable Transactions for
     the year ended December 31, 1994                                        14

   Schedule of  Nonexempt Transactions for
     the year ended December 31, 1994                                        15

                      COOPERS & LYBRAND L.L.P. LETTERHEAD

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension Committee of
Johnson & Johnson Savings Plan

We have audited the accompanying balance sheets of the Johnson & Johnson Savings Plan for Union Represented Employees as of December 31, 1994 and 1993 and the related statements of operations and changes in plan equity for the years then ended. These financial statements are the responsibility of the Savings Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Johnson & Johnson Savings Plan for Union Represented Employees as of December 31, 1994 and 1993 and the results of its operations and changes in plan equity for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the accompanying index on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the balance sheets and the related statements of operations and changes in plan equity is presented for purposes of additional analysis rather than to present the balance sheets and statements of operations and changes in plan equity for each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                                COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
May 19, 1995

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                                 BALANCE SHEET
                            As of December 31, 1994


                                                                                    PARTICIPANT DIRECTED
                                                          --------------------------------------------------------------------------
                                                                             Fixed           J&J         Diversified       Total
                                                            USGS Fund    Interest Fund    Stock Fund     Equity Fund    Savings Plan
                                                           ----------    -------------    -----------    -----------    ------------
ASSETS:
- -------

Deposits in Group Annuity Contracts (Note 2)                                $441,123                                     $  441,123

Investments at Fair Value (Notes 2 and 5)                   $305,899                      $2,074,229       $401,162       2,781,290

Accrued Dividends and Interest Receivable                      1,396           2,452             233                          4,081
                                                            --------        --------      ----------       --------      ----------
    Total Assets                                            $307,295        $443,575      $2,074,462       $401,162      $3,226,494
                                                            ========        ========      ==========       ========      ==========


LIABILITIES AND PLAN EQUITY
- ---------------------------

Amounts Payable to Plan Participants

Accrued Transfers                                          ($  2,000)      ($  2,900)     $   7,500       ($  2,600)

Plan Equity                                                  309,295         446,475       2,066,962        403,762      $3,226,494
                                                            --------        --------      ----------       --------      ----------
    Total Liabilities and Plan Equity                       $307,295        $443,575      $2,074,462       $401,162      $3,226,494
                                                            ========        ========      ==========       ========      ==========




                       See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                                 BALANCE SHEET
                            As of December 31, 1993


                                                                                    PARTICIPANT DIRECTED
                                                          --------------------------------------------------------------------------
                                                                             Fixed           J&J         Diversified       Total
                                                            USGS Fund    Interest Fund    Stock Fund     Equity Fund    Savings Plan
                                                           ----------    -------------    -----------    -----------    ------------
ASSETS:
- -------

Deposits in Group Annuity Contracts (Note 2)                                $217,876                                     $  217,876

Investments at Fair Value (Notes 2 and 5)                   $150,702                       $951,733         $190,489      1,292,924

Accrued Dividends and Interest Receivable                        388           2,441             87                           2,916
                                                            --------        --------       --------         --------     ----------
    Total Assets                                            $151,090        $220,317       $951,820         $190,489     $1,513,716
                                                            ========        ========       ========         ========     ==========


LIABILITIES AND PLAN EQUITY
- ---------------------------

Amounts Payable to Plan Participants                        $    303        $    307       $  6,079         $    986     $    7,675

Due to Brokers for Investments Purchased                                                     35,924                          35,924

Plan Equity                                                  150,787         220,010        909,817          189,503      1,470,117
                                                            --------        --------       --------         --------     ----------
    Total Liabilities and Plan Equity                       $151,090        $220,317       $951,820         $190,489     $1,513,716
                                                            ========        ========       ========         ========     ==========




                       See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
               STATEMENT OF OPERATIONS AND CHANGES IN PLAN EQUITY
                      For The Year Ended December 31, 1994


                                                                                    PARTICIPANT DIRECTED
                                                          --------------------------------------------------------------------------
                                                                             Fixed           J&J         Diversified       Total
                                                            USGS Fund    Interest Fund    Stock Fund     Equity Fund    Savings Plan
                                                           ----------    -------------    -----------    -----------    ------------

Employee Contributions (Note 3)                             $166,277        $234,629      $  557,561       $222,071      $1,180,538

Employer Contributions (Note 3)                                                              207,867                        207,867

Interest                                                       9,717          21,932           1,487                         33,136

Dividends                                                                                     32,437          6,657          39,094
                                                            --------        --------      ----------       --------      ----------
                                                             175,994         256,561         799,352        228,728       1,460,635

Additions to (Deductions From) Plan Equity:
- -------------------------------------------

Payments to Participants                                      (2,286)        (12,896)        (37,317)        (7,851)        (60,350)

Change in Unrealized Net Appreciation of Investments                                         357,710        (13,794)        343,916

Realized Net Gain on Sale of Investments                                                        (572)        11,176          10,604

Realized Net Gain on Stock Distributed                                                         1,572                          1,572

Assets Transferred                                           (15,200)        (17,200)         36,400         (4,000)
                                                            --------        --------      ----------       --------      ----------
                                                            $158,508        $226,465      $1,157,145       $214,259      $1,756,377
Plan Equity, Beginning of Period                             150,787         220,010         909,817        189,503       1,470,117
                                                            --------        --------      ----------       --------      ----------
Plan Equity, End of Period                                  $309,295        $446,475      $2,066,962       $403,762      $3,226,494
                                                            ========        ========      ==========       ========      ==========


                       See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
               STATEMENT OF OPERATIONS AND CHANGES IN PLAN EQUITY
                      For The Year Ended December 31, 1993



                                                                                    PARTICIPANT DIRECTED
                                                          --------------------------------------------------------------------------
                                                                             Fixed           J&J         Diversified       Total
                                                            USGS Fund    Interest Fund    Stock Fund     Equity Fund    Savings Plan
                                                           ----------    -------------    -----------    -----------    ------------
Employee Contributions (Note 3)                             $151,484        $210,592       $642,221         $178,331     $1,182,628

Employer Contributions (Note 3)                                                             208,558                         208,558

Interest                                                       2,330           7,684            941                          10,955

Dividends                                                                                     9,315            1,790         11,105
                                                            --------        --------       --------         --------     ----------
                                                             153,814         218,276        861,035          180,121      1,413,246

Additions to (Deductions From) Plan Equity:
- -------------------------------------------

Payments to Participants                                        (685)           (418)       (12,337)          (1,054)       (14,494)

Appreciation of Investments                                                                  62,895            8,470         71,365

Assets Transferred                                            (2,342)          2,152         (1,776)           1,966
                                                            --------        --------       --------         --------     ----------
Plan Equity, End of Period                                  $150,787        $220,010       $909,817         $189,503     $1,470,117
                                                            ========        ========       ========         ========     ==========



                       See Notes to Financial Statements

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

1.   Organization:
     -------------

     The Johnson & Johnson Savings Plan for Union Represented Employees (the "Plan" - a deferred contribution plan) was established on January 1, 1993. The Plan was designed to enhance the existing retirement program of eligible employees. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Bankers Trust Company.

     For further information about the Plan, refer to the Plan document.

2.   Summary of Significant Accounting Policies:
     -------------------------------------------

     Valuation of Investments:

     Equity investments in the Johnson & Johnson Stock Fund, administered by the Bankers Trust Company, are valued at the average of the high and low market price on the last business day of the year. The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during which the contribution is made.

     The investments in the U.S. Government Securities, Fixed Interest and Diversified Equity funds represent the Plan's share of assets in the Savings Plan Trust. The U.S. Government Securities Fund consists of Short-term obligations that are issued or guaranteed by the U.S. Government. Investments are valued at cost which approximates market. Deposits in group annuity contracts in the Fixed Interest Fund are valued at contract value, which represents contributions made under the contract, plus interest at the contract rate. Equity investments and corporate obligations in the Diversified Equity Fund, managed by the Capital Guardian Trust Company are traded on a national securities exchange, and are valued at the last reported market sales price on the last business day of the year. Investments in the Diversified Equity Fund are purchased periodically by the Capital Guardian Trust Company based on the prevailing market values of the underlying investments.

     Temporary cash investments are stated at redemption value.

     Transfers:

     Transfers among funds, which are made at the participant's election have been presented as assets transferred.

                                   Continued

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

     Appreciation in the Value of Investments:

     The Plan reflects, in the Statement of Operations and Changes in Plan Equity for 1993, the appreciation in the value of investments, which consists of the realized gains or losses and the unrealized appreciation of those investments.

     Other:

     Interest and dividend income is recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

     All administrative expenses are paid by the Company.

3.   Contributions:
     --------------

     Participating employees may contribute a minimum of $0.16 per hour up to a maximum of $0.80 per hour up to the first forty hours worked in each payroll week. All contributions are on a pre-tax basis. Pre-tax contributions may not exceed $9,240. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 25% of the employee directed contributions on the first $0.40 per hour.

     Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the four investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund.

     The number of participants invested in each fund at December 31, 1994 was:

            U.S. Government Securities Fund                           350
            Fixed Interest Fund                                       430
            Johnson & Johnson Stock Fund                            1,115
            Diversified Equity Fund                                   409

     Participants may elect to invest in more than one fund. A total of 1,153 active and former employees have investments in the Plan.

4.   Benefits:
     ---------

     The benefit to which a Plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance.

                                   Continued

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments:
     ------------

     Investments held by the plan as of December 31, 1994 are summarized as follows:

                                                     Johnson & Johnson
                                                        Stock Fund
                                               ----------------------------
                                               Fair Value           Cost
                                               ----------        ----------
     Common Stocks:
       Johnson & Johnson                       $2,043,664        $1,623,066
     Temporary Cash Investments                    30,565            30,565
                                               ----------        ----------
                                               $2,074,229        $1,653,631
                                               ==========        ==========

     The investments in the U.S. Government Securities, Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Balance Sheet represent the Plan's share of investments (approximately 0.3% of fair value) held by the Johnson & Johnson Savings Plan Trust. Total investments held by the Trust on behalf of the Plan and the Johnson & Johnson Savings Plan are summarized as follows:

     Description                                     Fair Value        Cost
     -----------                                    ------------   ------------
     USGS Fund:
        U.S. Government Securities--Short Term      $  6,937,687   $  6,937,687
        Other                                             31,882         31,882

     Fixed Interest Fund:
        Deposits in Group Annuity Contracts          600,303,776    600,303,776
        Other                                          3,393,712      3,393,712

     Diversified Equity Fund:
        Common Stocks                                179,915,286    156,158,848
        Other                                          2,084,151      2,084,151
                                                    ------------   ------------
                                                    $792,666,494   $768,910,056
                                                    ============   ============



                                   Continued

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments, (Continued):
     ------------

     Investments held by the plan as of December 31, 1993 are summarized as follows:

                                                     Johnson & Johnson
                                                        Stock Fund
                                                ----------------------------
                                                Fair Value            Cost
                                                ----------          --------

     Common Stocks:
       Johnson & Johnson                         $915,612           $852,724
       Temporary Cash Investments                  36,121             36,121
                                                 --------           --------
                                                 $951,733           $888,845
                                                 ========           ========


     The investments in the U.S. Government Securities, Fixed Interest, and the Diversified Equity Funds reflected in the accompanying Balance Sheet represent the Plan's share of investments (approximately 0.2% of fair value) held by the Johnson & Johnson Savings Plan Trust. Total investments held by the Trust on behalf of the Plan and the Johnson & Johnson Savings Plan are summarized as follows:

     Description                                     Fair Value        Cost
     -----------                                    ------------   ------------
     USGS Fund:
       U.S. Government Securities - Short Term      $  4,591,697   $  4,591,697
       Other                                              12,217         12,217

     Fixed Interest Fund:
       Deposits in Group Annuity Contracts           557,435,789    557,435,789
       Other                                           4,400,771      4,400,771

     Diversified Equity Fund:
       Common Stocks                                 162,400,007    130,142,451
       Other                                             222,342        222,342
                                                    ------------   ------------
                                                    $729,062,823   $696,805,267
                                                    ============   ============


                                   Continued

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments, (continued):
     ------------

     Realized gains on investments sold and distributed during the year are summarized as follows:

                         J&J Stock Fund             Diversified Equity Fund
               ------------------------------    ------------------------------
               Book Value   Proceeds    Gain     Book Value   Proceeds    Gain
               ----------   --------   ------    ----------   --------  -------
      1994      $40,965     $41,965    $1,000     $151,173    $162,349  $11,176
      1993          505         512         7       59,519      65,111    5,592


6.   Tax Status:
     -----------

     The Plan obtained its latest determination letter on April 19, 1993, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code.

7.   Termination Priorities:
     -----------------------

     The Company has the right to terminate the Plan at any time and in the event the Plan is terminated subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.   Concentrations of Credit Risk
     -----------------------------

     Financial instruments which potentially subject the Plan to concentrations of credit risk consist principally of investment contracts with insurance and other financial institutions.

     The Plan places its investment contracts with high-credit quality institutions and, by policy, limits the amount of credit exposure to any one financial institution.

                                   Continued

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS, Continued

9.   Reconciliation of Financial Statements to Form 5500:
     ---------------------------------------------------

     The following is a reconciliation of Plan Equity per the financial statements to the Form 5500:

                                                                    December 31,
                                                                        1994
                                                                    ------------
     Plan Equity Per the Financial Statements                        $3,226,494
     Amounts Allocated to Withdrawing Participants                       (2,444)
                                                                     ----------
     Plan Equity Per the Form 5500                                   $3,224,050
                                                                     ==========


                                                                    Year Ended
                                                                    December 31,
                                                                        1994
                                                                    ------------

     Benefits Paid to Participants Per the Financial Statements        $60,350
     Add: Amounts Allocated to Withdrawing Participants at
          December 31, 1994                                              2,444

     Less: Amounts Allocated to Withdrawing Participants
           at December 31, 1993                                         (7,675)
                                                                       -------
     Benefits Paid to Participants Per the Form 5500                   $55,119
                                                                       =======


     Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1994 but not yet paid as of that date.

                                                          Supplemental Schedule

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
               ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENTS
                            AS OF DECEMBER 31, 1994

FACE AMOUNT
 OR SHARES    ISSUES                                   COST          FAIR VALUE
- -----------   ------                                 ----------      ----------
              J&J STOCK FUND
              --------------

              Common Stock
              ------------

37,115 shs.   Johnson & Johnson                      $1,623,066      $2,043,664

              Temporary Investments
              ---------------------

   $30,565    BT Pyramid Directed
              Account Cash Fund                          30,565          30,565
                                                     ----------      ----------
              Total J&J Stock Fund                   $1,653,631      $2,074,229
                                                     ==========      ==========

                                                          Supplemental Schedule

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
               ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


                                DISPOSED             ACQUIRED
                            -----------------   -------------------
                            SALES    PROCEEDS   PURCHASES     COSTS   GAIN(LOSS)
                            -----    --------   ---------     -----   ----------
SECURITY/PARTY
DESCRIPTION

SERIES OF TRANSACTIONS:

BT Pyramid Directed
Account-Cash Fund            (a)     $769,663      (a)       $764,107      0




(a)   Custodian is unable to provide this information.

                                                          Supplemental Schedule

                         JOHNSON & JOHNSON SAVINGS PLAN
                        FOR UNION REPRESENTED EMPLOYEES
                 ITEM 27e - SCHEDULE OF NONEXEMPT TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                  PURCHASES                       SALES
                       --------------------------------   ---------------------
NAME                   AFFILIATION               COST     SALES PRICE     GAIN
- -----                  -----------             --------   -----------    ------
Johnson & Johnson
  Common Stock         Plan Administrator      $717,241       $ --        $ --

                      COOPERS & LYBRAND L.L.P. LETTERHEAD

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Johnson and Johnson Savings Plan for Union Represented Employees on Form S-8 (File No. 33-52252) of our report dated May 19, 1995, on our audits of the financial statements and financial statement schedules of Johnson and Johnson Savings Plan for Union Represented Employees as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in the Form 11-K.

                                                        COOPERS & LYBRAND L.L.P.
Parsippany, New Jersey
June 26, 1995